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                                                                  Exhibit 10.163


                              MEGO FINANCIAL CORP.

                   STOCK OPTION PLAN, AS AMENDED AND RESTATED



        1.  PURPOSE

        This Stock Option Plan, (the "Plan") for Mego Financial Corp., a New York corporation (the "Company") and its subsidiaries, is intended to provide incentive to persons holding the position of managerial employee, vice president or other senior executive (collectively "Key Employees") of the Company or any of its subsidiaries as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and members of the Board of Directors of the Company or the board of directors of any of its subsidiaries, by providing those persons with opportunities to purchase shares of the Company's Common Stock under (a) incentive stock options ("Incentive Stock Options") as such term is defined under Section 422 of the Code, and (b) other stock options ("Non-Incentive Stock Options").

        2.  DEFINITIONS

        As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a)  "Board" shall mean the Company's board of directors.

        (b) "Cause" shall mean the Termination of Employment of an Optionee due to the Optionee's willful misconduct or gross negligence.

        (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (d) "Committee" shall mean the Stock Option Committee established pursuant to Section 3(a) below.

        (e)  "Common Stock" shall mean the common stock of the Company.

        (f) "Director" shall mean a member of the Board of the Company or the board of directors of any of its subsidiaries.

        (g) "Fair Market Value" of a share of Common Stock on any day shall be the closing sale quotation as reported for such day on the National Association of Securities Dealers' automated quotation system, or, if no such quotation is reported for such day, the average of the high bid and low ask price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the 10 "trading" days preceding the applicable day. Notwithstanding the foregoing,



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if no such information is available or it otherwise deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee taking into account all relevant material facts and circumstances. In no event shall the Fair Market Value of any share of Common Stock be less than its par value, nor shall the Fair Market Value take into account any restrictions on the Common stock issuable on exercise of an Option other than restrictions which will never lapse.

        (h) "Incentive Stock Options" means one or more Options to purchase Common Stock which, at the time such Options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code and which are designated as such in the option agreement (the "Option Agreement") evidencing such Option.

        (i) "Key Employees" shall mean individuals employed by the Company or any of its subsidiaries, who hold the position of managerial employee, vice president or other senior executive.

        (j) "Non-Incentive Stock Options" means one or more Options to purchase Common Stock which do not constitute Incentive Stock Options and which are designated as such in the Option Agreement evidencing such Option.

        (k) "Option" shall mean any option issued under this Plan.

        (l) "Optionee" shall mean any person to whom an Option is granted under this Plan.

        (m) "Plan" shall mean this Amended and Restated Stock Option Plan established by the Company.

        (n) "Ten Percent Shareholder" shall mean an Optionee who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 425(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

        (o) "Termination of Employment" shall mean the later of (i) the Optionee's termination of employment with the Company and all of its subsidiaries, and if applicable (ii) the Optionee's ceasing to serve as a Director. The Committee may in its discretion determine whether any leave of absence constitutes a Termination of Employment for purposes of this Plan and the impact, if any, of any such leave of absence on Options made under this Plan. The Committee shall have the right to determine whether the Optionee's Termination of Employment is a dismissal for Cause and the date of the Termination of Employment in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.


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        3.  GENERAL ADMINISTRATION

        (a) This Plan shall be administered by the Stock Option Committee (the "Committee") of the Board consisting of not fewer than two members.

        (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under this Plan, (ii) to construe, interpret and implement this Plan and any Option Agreements executed pursuant to Section 7 below, (iii) to prescribe amend and rescind rules and regulations relating to this Plan, including rules governing the Committee's own operations, (iv) to make all determinations necessary or advisable in administering this Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in this Plan,
(vi) to cause the Plan and Incentive Stock Options granted hereunder to continue to qualify as such under Code Section 422, and (vii) to amend this Plan to reflect changes in applicable law; provided, however, no amendment of the Plan requiring shareholder approval under any federal or state law or regulation (including without limitation Rule 16b-3 of the Securities Exchange Act or the regulations of the Internal Revenue Service) may be made without such approval.

        (c) Actions by the Committee shall be taken by the affirmative vote of a majority of the Committee members. Any action may be taken by an instrument signed by all of the Committee members, and action so taken shall be fully as effective as if such action had been taken by a vote at a Committee meeting.

        (d) The determination of the Committee on all matters relating to this Plan or any Option Agreement shall be final, binding and conclusive.

        (e) No Committee member shall be liable for any action or determination made in good faith with respect to this Plan, including any Option.

        4.  GRANTING OF OPTIONS

        Options may be granted under this Plan at any time prior to November 17, 2003.

        5.  Eligibility

        (a) Options may be granted to such Key Employees and/or Directors as the Committee shall in its sole discretion select. The Committee may from time to time in its sole discretion determine that any Key Employee and/or Director shall be eligible to receive Options.

        (b) At the time of the grant of each Option, the Committee shall determine whether such Option is to be designated an Incentive Stock Option or a Non-Incentive Stock Option. Incentive Stock Options may not be granted to any person who is not an employee of the Company or its subsidiaries. The length of the exercise period of Incentive Stock Options shall be governed by Section 7(d)(2) below; the exercise period of all other Options will be governed by
Section 7(d)(3) below.




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        6.  COMMON STOCK

        (a)  The stock subject to the Options shall be Common Stock.

        (b) The total number of shares of Common Stock with respect to which Options may be granted shall not exceed 1,025,000. Common Stock issued pursuant to this Plan may be authorized and unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for purposes of the Plan. The Committee may direct that any certificate evidencing Common Stock pursuant to this Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares. Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 300,000, subject to adjustment as provided in subsection 6(c) hereof.

        (c) If there is any change in the number of outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, reverse stock split, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the purchase price per share under each outstanding Option, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive, it being understood that no fractional share will be issued, and provided that no such adjustment shall be made with respect to Incentive Stock Options or Non-Incentive Stock Options if the same would cause the Plan not to comply with Code Section 422, with Rule 16b-3 of the Securities Exchange Act or which would be considered the adoption of a new plan requiring shareholder approval. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock, each Optionee shall have the right thereafter and during the term of each such Option to receive upon exercise (subject to the provisions of the Option Agreement) of such Option, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination; provided, that if any such right would cause any outstanding Incentive Stock Option not to qualify as such, the holder of such Incentive Stock Option may elect, prior to such merger, consolidation or combination, to exercise his Option prior to such transaction notwithstanding any restrictions on vesting or exercisability provided in his Option Agreement.

        (d) If any outstanding Option for any reason expires or is terminated without having been exercised in full, the Common Stock allocable to the unexercised portion of such Option shall (unless this Plan shall have been terminated), subject to Section 4 hereof, become available for subsequent grants of Options.



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        7.  TERMS AND CONDITIONS OF OPTIONS

        Each Option granted shall be evidenced by an Option Agreement in such form as the Committee may from time to time approve. By accepting an Option, an Optionee thereby agrees that the Option shall be subject to the provisions of the applicable Option Agreement. Options shall comply with and be subject to the following terms and conditions:

        (a) OPTION PRICE. Each Option shall state the Option Price, which for Options that are Incentive Stock Options shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of such Fair Market Value. The Option Price for Options that are not Incentive Stock Options shall not be less than 80% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

        (b) VALUE OF COMMON STOCK. Options may be granted to any Key Employee and/or Director for Common Stock of any value, provided that so long as the Code shall so provide, the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all the plans of the Company and its subsidiaries) shall not exceed $100,000.

        (c) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full at the time of exercise in cash or in such other form as shall be permitted by the Committee, which forms may include without limitation: (i) Common Stock of the Company held by the Optionee; (ii) by permitting the Company to withhold shares of Common Stock issuable on exercise of such Option; or (iii) by a combination of the foregoing. The shares delivered or withheld are to be valued at Fair Market Value as of the date of exercise of the Option. If an Optionee is subject to the Securities Exchange Act, Section 16(b), then any election to use such shares in payment or partial payment of the Option Price shall not be effective unless made in compliance with Rule 16b-3 of the Securities Exchange Act.

        (d)  TERM AND EXERCISE OF OPTIONS.

             (1) Unless the applicable Option Agreement otherwise provides, each Option shall become vested and exercisable in whole or in part and cumulatively according to the following schedule:


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

                                                                                 PERCENTAGE
                             ANNIVERSARY OF DATE OF GRANT                        EXERCISABLE
        ----------------------------------------------------------------------   -----------
        Before the 1st Anniversary............................................         0%

        On or after the 1st Anniversary and prior to the 2nd Anniversary......        20%

        On or after the 2nd Anniversary and prior to the 3rd Anniversary......        40%

        On or after the 3rd Anniversary and prior to the 4th Anniversary......        60%

        On or after the 4th Anniversary.......................................       100%


        Notwithstanding the foregoing, except as provided for in subparagraph
(g)(2)(i) of this Section 7, in no event shall any Option be exercisable until after six months from the date of grant.

               (2) Incentive Stock Options shall be exercisable over the exercise period specified by the Committee in the Option Agreement, but in no event shall such period exceed 10 years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall not exceed five years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 7(e) below. An Incentive Stock Option may be exercised, as to any or all full shares of Common Stock as to which the Incentive Stock Option has become exercisable, by giving written notice of such exercise to the Company; provided that the exercise of an Incentive Stock Option must represent at least the lesser of (i) 20% of the Incentive Stock Options or (ii) the full portion of the Incentive Stock Options that are then vested and exercisable.

               (3) Options which may have been designated by the Committee as Non-Incentive Stock Options shall be exercisable over a period of ten years. Notwithstanding the foregoing, the Option period shall be subject to earlier termination as provided in Section 7(e) below.

        (e)    TERMINATION OF EMPLOYMENT; DEATH.

               (1) In the event of an Optionee's Termination of Employment for any reason other than for Cause, any outstanding Option shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Optionee was entitled to exercise the Option on the effective date of Termination of Employment; and (ii) exercise must occur prior to the earlier of the 91st day after employment terminates and the expiration date of the Option. Any such exercise of an Option following an Optionee's death or adjudication of mental incapacity shall be made only by the Optionee's executor or administrator or other duly appointed representative, as the case may be, reasonably acceptable to the Committee, unless the


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Optionee's will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition. To the extent that an Optionee's legal representative or the recipient of a specific disposition under the Optionee's will shall be entitled to exercise any Option pursuant to the preceding sentence, such representative or recipient shall be bound by the provisions of this Plan and the applicable Option Agreement which would have applied to the Optionee.

               (2) Except to the extent otherwise provided in the applicable Option Agreement, any portion of an Option not theretofore exercised shall terminate upon the Optionee's Termination of Employment for Cause.

               (3) The Committee may, in the applicable Option Agreement or in a subsequent modification or amendment thereto, waive or modify the application of any of the foregoing provisions of this Section 7, even though such wavier or modification may cause the Options granted under such Option Agreement to fail to qualify as Incentive Stock Options.

        (f) NONTRANSFERABILITY OF OPTIONS. Options shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or, in the event of incapacity, by the Optionee's legal representative.

        (g)   CHANGE IN CONTROL.

              (1) "Change in Control" shall be deemed to have occurred upon the happening of any of the following events: (i) any "person", including a "group", as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concur or otherwise of 50% or more of the outstanding Common Stock; (ii) a cash tender or exchange offer for 50% or more of the outstanding Common Stock is commenced; (iii) the Company's shareholders approve an agreement to merge, consolidate, liquidate, or sell all of substantially all of the Company's assets; or (iv) two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

               (2)  Upon the happening of a Change in Control:

                    i. notwithstanding paragraph (d)(1) of this Section 7 or any other provision of this Plan, any Option then outstanding prior to the date of the Change in Control shall become fully vested and immediately exercisable; and

                    ii. to the extent permitted by law, the Committee may, in its discretion and subject to the provisions of Section 16(b) below, amend any Option Agreement in such manner as it deems appropriate; provided, however, that no such amendment shall impair



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any rights or increase any obligations of any Optionee under such Option
Agreement without the consent of the Optionee.

               (3) Whenever deemed appropriate by the Committee, any action referred to in paragraph(2)(ii) of this Section 7(g) may be made conditional upon the consummation of the applicable Change in Control transaction.

               (4) Without the consent of the Optionee, no such amendment shall be effective with respect to such Optionee's Incentive Stock Options if such changes would cause the Option not to qualify as an Incentive Stock Option for any reason other than exceeding the $100,000 annual limitation as described in Subsection 7(b) hereof.

        (h) RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Common Stock covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issues, except as provided in Section 6(c) above.

        (i) OTHER PROVISIONS. The Option Agreements authorized under this
Plan shall contain such other provisions, including (i) the imposition of restrictions upon the exercise of an Option or upon the disposition of Common Stock issued upon exercise of the Option and (ii) the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option (if so designated), as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws.

        8.  AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

        (a) No later than the date of exercise of any Option, or in the circumstances provided for in Section 8(b) below, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option. The Optionee may make such payment in whole or in part by surrendering Common Stock to the Company, or by permitting the Company to withhold shares of Common Stock issuable on exercise of such Option. The shares surrendered or withheld are to be valued at Fair Market Value as of the date such withholding tax is to be determined. If an Optionee is subject to
Section 16(b) of the Securities Exchange Act, then any election to use such shares to satisfy such withholding shall not be effective unless made in compliance with Rule 16b-3 of the Securities Exchange Act.

        (b) Exercise of an Incentive Stock Option shall constitute an agreement by the Optionee to notify the Company if any shares acquired in such exercise are disposed of by the Optionee within two years after the date the Option was granted or within one year after such shares were issued to the Optionee and to make arrangements to satisfy any withholding tax obligation of the Company arising from such disposition as provided for in Section 8(a) above.


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        9.  TERM OF PLAN

        Options may be granted from time to time within a period of ten (10) years from the date on which this Plan was originally adopted by the Board, provided that no Options granted shall become exercisable unless and until this Plan shall have been approved by the Company's shareholders.

        10. RESTRICTIONS

        (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of Common Stock or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the Committee's full satisfaction.

        (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any inter-dealer quotation system of a registered national securities association or any national securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition or Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification, or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

        (c) In furtherance of the foregoing, at the time of any exercise of an Option, the Committee may, if it shall determine it necessary or desirable for any reason, require the Optionee as a condition to the exercise thereof, to deliver to the Committee a written representation of the Optionee's present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of an Option and a stop transfer order may be placed with the transfer agent. Each such Option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Option upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall not have the power to require or oblige the Company to register any Common Stock subject to an Option and any requirement imposed by the Committee relating to the


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registration of Common Stock shall not bind the Company to cause the registration of such Common Stock.

        11. SAVINGS CLAUSE

        Notwithstanding any other provisions hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under
Section 422 of the Code. If this Plan or any provision of this plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if this Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

        12. NATURE OF PAYMENTS

        (a) All Options granted shall be in consideration of services performed for the Company by the Optionee.

        (b) All Options granted shall constitute a special incentive payment to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Optionee, unless such plan or agreement specifically otherwise provides.

        13. NON-UNIFORM DETERMINATIONS

        The Committee's determinations under this Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into non-uniform and selective Option Agreements or amendments thereto, as to (a) the persons to receive Options and (b) the terms and conditions of Options.

        14. OTHER PAYMENTS OR OPTIONS

        Nothing contained in this Plan shall be deemed in any way to limit or restrict the Company from making any Option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

        15. SECTION HEADINGS

        The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.


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        16. AMENDMENT AND TERMINATION

        (a) The Board may from time to time suspend, discontinue, revise or amend this Plan in any respect whatsoever, provided, however, that any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. In addition, no such amendment shall impair any rights or increase any obligations of an Optionee under any outstanding Option without the consent of the Optionee (or, upon the Optionee's death or adjudication of mental incapacity, the person having the right to exercise the Option.)

        (b) The Committee may cancel any outstanding Option and issue a new Option in substitution therefor. The Committee also may amend any outstanding Option Agreement, including any amendment which would: (i i) accelerate the time or times at which the Option becomes unrestricted or may be exercised; (ii ii) waive or amend any goals, restrictions or conditions set forth in the Option Agreement; or (iii iii) waive or amend the operations of Section 7(e) above with respect to the termination of the Option upon Termination of Employment provided that no such action which would cause any Incentive Stock Option not to qualify as such under the provisions of the Code, or which would be treated as the grant of a new Option under the Code, shall be taken without the consent of the Optionee. However, any such cancellation or amendment that impairs the rights or increases the obligations of an Optionee under an outstanding Option shall be made only with the consent of the Optionee (or, upon the Optionee's death, the person having the right to exercise the Option).

        The foregoing Stock Option Plan was originally adopted by the Board of Directors of the Company on November 17, 1993. This amended and restated Stock Option Plan shall be effective as of September 2, 1997, the date on which the Board first adopted this amended and restated Stock Option Plan, subject to the approval of the Company's shareholders.


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